                                                                          EX-7.1




              CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
                  FOR THE APRIL 25, 1997 DISTRIBUTION DATE


                    CSXT Trade Receivables Master Trust
            5.05% Trade Receivables Participation Certificates,
                               Series 1993-1




































                                   - 1 -
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                    CSXT TRADE RECEIVABLES MASTER TRUST
                    Monthly Distribution Date Statement
                               Series 1993-1
                    CSX Transportation, Inc. (Servicer)

Initial Pool Balance                                             542,490,000
Initial Invested Amount                                          200,000,000
Required Net Series Pool Balance                                 239,993,384
Original Investor Allocation Percentage                                44.24%
Certificate Rate                                                        5.05%
Servicing Fee  (Per Annum)                                              0.25%
Original Required Available Subordinated Amount                   36,658,384
Purchaser Adjusted Invested Amount  (PAIA)                       130,000,000

=============================================================================
MONTHLY ACTIVITY

Total Pool Collections                                           498,177,000
Total New Receivables Sold To Trust  (New Invoices)              549,245,000
Dilutions                                                          6,446,000
Defaulted Receivables  (91 days +)                                 2,366,000
Total Pool Recoveries                                                      0
Investment Proceeds for Due Period                                         0
Interline Payables                                               172,881,000
Overconcentration Amount                                                   0
Receivables Not Eligible                                                   0
Miscellaneous Payments  (Adjustment Payments +
    Transfer Deposit Amounts)                                              0
Monitored Receivables                                             50,857,000
Additions to Monitored Receivables                                16,200,000
Collections of Monitored Receivables                              14,075,000
Total Charged-Off Receivables                                        582,000
Purchaser Adjusted Invested Amount                               125,000,000
Reassigned Receivables                                                     0

=============================================================================


MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION

Series 1993-1 Certificate Rate                                          5.05%
Servicing Fee                                                           0.25%
Average Days Sales Outstanding                                          38.5
Monthly Payment Rate                                                   77.96%
Yield Reserve                                                      3,000,000
Fee Reserve                                                          106,892





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INPUTS FROM PREVIOUS SERVICER REPORT

Ending Pool Balance                                              639,014,000
Interline Payables                                               151,157,000
Outstanding Balance                                              487,857,000
Ending Net Receivables Pool Balance                              429,518,000
Ending Series 1993-1 Invested Amount                             200,000,000
Ending Series 1993-1 Available Subordinated Amount                49,252,243
Ending Deferred Monthly Servicing Fee                                      0
Ending Interest Shortfall + Additional Interest                            0
Unallocated Collections                                                    0
Principal Funding Account Balance                                          0
Ending Purchaser Adjusted Invested Amount  (PAIA)                125,000,000
Ending Series Adjusted Invested Amount                           249,252,243

Yield Reserve                                                      3,000,000
Fee Reserve                                                          136,174

Accumulation Period  (Y = 1; N = 2)                                        2
Early Amortization Period  (Y = 1; N = 2)                                  2

=============================================================================
DELINQUENCY DATA  (As of 3/31/97)
                                                       %      Dollar Amount
                                                    -------------------------
1-30 Days From Invoice                                    95.30% 650,963,000
31-60 Days From Invoice                                    3.81%  26,012,000
61-90 Days From Invoice                                    0.54%   3,713,000
91-120 Days From Invoice                                   0.13%     879,000
121-150 Days From Invoice                                  0.09%     589,000
151-180 Days From Invoice                                  0.04%     309,000
181-210 Days From Invoice                                  0.04%     296,000
211-240 Days From Invoice                                  0.02%     110,000
Greater Than 240 Days From Invoice                         0.03%     183,000
                                                    ------------ ------------
    Total                                                100.00% 683,054,000
                                                    ------------ ------------

=============================================================================
CERTIFICATE REPORTING DATES

Determination Date                                                 17-Apr-97
Distribution Date                                                  25-Apr-97
Due Period                                                            Mar-97
Series 1993-1 Period Number                                               42
Last Day of Preceding Due Period                                   31-Mar-97







                                        - 3 -
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ALLOCATION PERCENTAGES

Beginning Invested Amount                                        200,000,000
Series Adjusted Invested Amount  (SAIA)                          249,252,243
Purchaser Adjusted Invested Amount  (PAIA)                       125,000,000
Trust Adjusted Invested Amount  (TAIA)                           374,252,243

Series Allocation Percentage  (SAIA / TAIA)                            66.60%
Investor Allocation Percentage                                         88.23%
Investor Ownership Percentage                                          31.30%
Seller Ownership Percentage                                            68.70%

=============================================================================
COLLECTIONS

Total Pool Collections                                           498,177,000
Pool Recoveries                                                            0
Total Available Collections                                      498,177,000

Series Allocable Collections
    (SAP * Total Available Collections)                          331,786,214
Series Allocable Miscellaneous Payments                                    0
Available Investor Collections                                   292,733,027
Monthly Interest Due                                                 841,667
Monthly Interest Paid                                                841,667
Remaining Available Collections                                  291,891,361
Beginning Interest Shortfall + Additional
    Interest Due                                                           0
Beginning Interest Shortfall + Additional
    Interest Paid                                                          0
Remaining Available Collections                                  291,891,361
Ending Unpaid Interest Shortfall                                           0

Certificateholders' Monthly Servicing Fee                             61,989
Withdrawal                                                            61,989
Remaining Available Collections                                  291,829,371

Beginning Deferred Monthly Servicing Fee                                   0
Withdrawal                                                                 0
Remaining Available Collections  ("Monthly Principal")           291,829,371
Ending Deferred Monthly Servicing Fee                                      0

Charged-Off Amount                                                   582,000
Investor Allocable Charged-Off Amount                                182,156
Withdrawal                                                           182,156
Remaining Available Collections                                  291,647,216
Investor Charge-Off Shortfall                                              0

Deficiency Amount                                                          0
Available Subordination Draw Amount                                        0
Remaining Investor Charge-Off Shortfall                                    0
                                   - 4 -
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POOL BALANCE

Beginning Pool Balance                                           639,014,000
Collections                                                     (498,177,000)
New Receivables                                                  549,245,000
Dilutions                                                         (6,446,000)
Charged-Off Receivables                                             (582,000)
Ending Pool Balance                                              683,054,000
Interline Payables                                              (172,881,000)
Ending Outstanding Balance                                       510,173,000
Ending Net Receivables Pool Balance                              456,950,000
Ending Net Series Pool Balance                                   304,329,004

=============================================================================
REQUIRED NET SERIES POOL BALANCE

Subordination Percentage (Current Due Period)                          19.76%

Beginning Available Subordinated Amount                           49,252,243
Required Subordination Draw Amount                                         0
Invested Amount                                                  200,000,000
Ending Available Subordinated Amount                              49,252,243
Yield Reserve                                                      3,000,000
Fee Reserve                                                          106,892
Initial Invested Amount - Invested Amount                                  0
Required Net Series Pool Balance                                 252,359,135

=============================================================================
NEW ALLOCATION PERCENTAGES

Ending Invested Amount                                           200,000,000
Ending Series Adjusted Invested Amount  (SAIA)                   249,252,243

Ending Purchaser Adjusted Invested Amount  (PAIA)                125,000,000
Ending Trust Adjusted Invested Amount  (TAIA)                    374,252,243

Ending Series Allocation Percentage  (SAIA / TAIA)                     66.60%
Ending Investor Allocation Percentage                                  82.92%
Ending Investor Ownership Percentage                                   29.28%
Ending Seller Ownership Percentage                                     70.72%

=============================================================================
CURRENT DUE PERIOD DILUTION AND MONITORED RECEIVABLES PERCENTAGES

  A.Dilution Percentage                                                 0.94%
  B.Monitored Receivables (As a Percentage of Pool Balance)
       Additions to Monitored Receivables                               2.37%
       Collections of Monitored Receivables                             2.06%
                                                                        -----
       Net Additions/Reductions to Monitored Receivables                0.31%

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INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                             0
Beginning Investor Charge-Offs per $1,000 Certificate                   0.00
Additional Investor Charge-Offs                                            0
Additional Investor Charge-Offs per $1,000 Certificate                  0.00

Reimbursements:
    Reinstatement of Investor Certificates                                 0
    Reinstatement of Investor Certificates per
       $1,000 Certificate                                               0.00
Ending Investor Charge-Offs                                                0
Ending Investor Charge-Offs per $1,000 Certificate                      0.00

=============================================================================

AMORTIZATION EVENTS
(Yes = 1;  No = 2)                                                       Y/N
                                                                         ---

  1.Breach of material covenant or agreement pursuant to
    the Pooling and Servicing Agreement uncured for 30 days                2
  2.Breach of representation or warranty not corrected for
    30 days                                                                2
  3.Bankruptcy, insolvency or receivership of Seller or CSXT               2
  4.Trust is deemed an "Investment Company"                                2
  5.CSXT fails to convey Receivables to Seller and Servicer
    fails to make deposit to Retained Collection Account                   2
  6.Required Net Series Pool Balance exceeds Net Series Pool
    Balance                                                                2
  7.Any Series 1993-1 Servicer Default                                     2
  8.Termination Notice delivered to Servicer                               2
  9.Invested Amount of Series not paid in full on Expected
    Final Payment Date                                                     2
 10.Average Monthly Payment Rate for the three preceding Due
    Periods is less than 25%                                               2

=============================================================================

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount                                182,156
Investor Recoveries                                                        0
Aggregate Investor Allocable Charged-Off Amount                      182,156
Aggregate Investor Allocable Charged-Off Amount as a
    Percentage of Ending Series Invested Amount                         0.09%
Loss Reserve                                                      26,000,000

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SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)

Calculation of Subordination Percentage

  A.Subordination Percentage Floor                                     13.00%

  B.I. Dilutions
       (a) Dilution Ratio -Greatest 2-month rolling average
       for prior 12 due periods                                         1.14%
       (b) Dilution Percentage- (5 * B.I.(a))                           5.70%

    II.Delinquencies
       (a)  Delinquency Ratio - Greatest 3-month rolling
             average for prior 12 Due Periods                           0.05%
       (b)  Delinquency Percentage  (7.5 * B.II.(a))                    0.39%

    IIIMonitored Receivables
       (a)  Monitored Receivables Ratio - Greatest 3-month
       rolling average for prior 12 Due Periods                         1.58%
       (b)  Monitored Receivables Percentage
             (7.5 * B.III.(a))                                         11.87%

    IV.Loss Percentage  (B.II. + B.III.)                               12.26%

    V. Sum of Dilution and Loss Percentages (B.I. + B.IV.)             17.96%

  C.1. Alternate Dilutions
       (a)  Dilution Ratio - Greatest 2-month rolling
             average for prior 12 Due Periods                           1.14%
       (b)  Alternate Dilution Percentage  (4 * C.I.(a))                4.56%

    II.Alternate Delinquencies
       (a)  Alternate Delinquency Percentage                            0.40%

    IIIAlternate Monitored Receivables
       (a)  Alternate Monitored Receivables Percentage                 14.80%

    IV.Alternate Loss Percentage  (C.II. + C. III.)                    15.20%

    V. Sum of Alternate Dilution and Alternate Loss
       Percentages                                                     19.76%

  D.Subordination Percentage  (Greatest of A.,
    B.V., or C.V.)                                                     19.76%

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POOL FACTOR

Beginning Invested Amount                                        200,000,000
Ending Invested Amount                                           200,000,000
Pool Factor                                                        1.0000000

=============================================================================

ALLOCATION OF COLLECTIONS TO PRINCIPAL

Total Collections                                                498,177,000

Available Investor Collections                                   291,647,216
Monthly Principal                                                          0
Available Principal Collections                                  291,647,216


  I.Revolving Period:
    Unallocated Collections                                                0
    Amounts Paid to Seller  (Seller's Interest)                  291,647,216

 II.Accumulation Period / Early Amortization Period:
    Controlled Accumulation Amount                                         0
    Controlled Deposit Amount                                              0
    Monthly Principal Deposited into Principal Funding
       Account                                                             0
    Excess Collections                                                     0
    Excess Collections Paid To Seller                                      0
    Beginning Principal Funding Account Balance                            0
    Deposits to Principal Funding Account                                  0
    Ending Principal Funding Account Balance                               0

=============================================================================

DISTRIBUTION TO CERTIFICATEHOLDERS

Total Amount Distributed                                          841,666.67
Total Amount Allocable to Interest                                841,666.67
Total Amount Allocable to Interest per
    $1,000 of Certificates                                              4.21
Total Amount Allocable to Principal                                     0.00
Total Amount Allocable to Principal per
    $1,000 of Certificates                                              0.00
Pool Factor                                                        1.0000000

SERIES 1993-1 INVESTED AMOUNT

Beginning Invested Amount                                        200,000,000
Additional Investor Charge-Offs                                            0
Reimbursement of Investor Charge-Offs                                      0
Unallocated Collections                                                    0

Invested Amount Before Principal Amortization                    200,000,000


Principal on Deposit in Principal Funding Account                          0
Ending Invested Amount                                           200,000,000



Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date                       841,667



=============================================================================



I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented,and is correct to the best of my knowledge.

                                                    /s/ JAMES FEESER
                                                    ----------------
                                                    James Feeser
                                                    Assistant Controller

















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                    CSXT TRADE RECEIVABLES MASTER TRUST

              Certificateholders' Distribution Date Statement
                               Series 1993-1
                    CSX Transportation, Inc. (Servicer)

     Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller, (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

Distribution Date:  April 25, 1997

Due Period:  March 1, 1997 through March 31, 1997

POOL COLLECTIONS

    Aggregate amount of Collections                           498,177,000.00

    Pool Balance as of the last day of the
       preceding Due Period                                   683,054,000.00

ALLOCATION PERCENTAGES

    Series 1993-1 Allocation Percentage                                66.60%

    Investor Allocation Percentage                                     88.23%

    Investor Ownership Percentage                                      31.30%

DISTRIBUTION TO CERTIFICATEHOLDERS

Total amount distributed to Certificateholders                    841,666.67

Total amount distributed to Certificateholders
    allocable to Interest                                         841,666.67
Total amount distributed allocable to Interest
    per $1,000 of Certificates                                          4.21

Total amount distributed to Certificateholders
   allocable to Principal                                               0.00
Total amount distributed allocable to Principal
    per $1,000 of Certificates                                          0.00

Pool Factor                                                        1.0000000

CERTIFICATE INVESTED AMOUNTS

Series 1993-1 Invested Amount
Amounts on deposit in the Principal Funding Account                     0.00

Outstanding balance of the Series 1993-1 Certificates
(after giving effect to all distributions to occur
on the Distribution Date).                                    200,000,000.00

INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount for the Due
   Period                                                         182,156.00


SUBORDINATION PERCENTAGE

Subordination Percentage for the Current Due Period                    19.76%

Ending Available Subordinated Amount                           49,252,243.27

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                          0.00
Beginning Investor Charge-Offs per $1,000 Certificate                   0.00

Additional Investor Charge-Offs                                         0.00
Additional Investor Charge-Offs per $1,000 Certificate                  0.00

Reimbursements:
Reinstatement of Investor Certificates                                  0.00
Reinstatement of Investor Certificates per $1,000
    Certificate                                                         0.00

Ending Investor Charge-Offs                                             0.00
Ending Investor Charge-Offs per $1,000 Certificate                      0.00


POOL BALANCES

Pool Balance as of the last day of the preceding Due Period   683,054,000.00

Ending Net Receivables Pool Balance                           456,950,000.00

Ending Net Series Pool Balance                                304,329,004.22

                                        - 11 -